Oakridge Global Energy Solutions, Inc.
Info@oakg.net

Oakridge Global Energy Solutions:
A New Era In Battery Manufacturing

 At the Forefront of the U.S. On-Shoring Movement
Bringing jobs and manufacturing back to the USA

FOR IMMEDIATE RELEASE

Oakridge Global Energy Solutions, Inc. (OGES) is pleased to announce that it is taking the lead in the On-Shoring Movement, moving jobs and manufacturing back to the United States.

Oakridge Executive Chairman and CEO, Steve Barber, long a proponent of the “Onshoring Movement”, has previously said in January 2011 in an editorial in Australian Conservative (http://australianconservative.com/2011/01/we-must-re-industrialise-our-economy/) that the United States and Australia must reverse the deindustrialization in their economies.  Steve has coined the phrase  “On-Shoring” to describe this, and as part of his strong belief in the importance of reversing deindustrialization in Australia and the USA, has, through the majority ownership of Oakridge Global Energy Solutions (OGES) by Precept Fund Management SPC (Precept”), funded the creation a major, full-scale manufacturing facility for OGES in Brevard County, Florida, in Melbourne and Palm Bay.

With the full financial backing of Precept, Oakridge Global Energy Solutions, Inc. (OGES) has just completed an 18 month company-wide corporate and product restructure and is now in the process of moving into full production of a complete product range of high-tech, Lithium-Ion batteries, which Mr. Barber and OGES believes will be vital to underpin the reindustrialization of the USA, and which will be at the forefront of bringing jobs and manufacturing back to America.

Over the course of the next 18 months Oakridge Global Energy Solutions (OGES) will ramp up and install more than 2.6 Gigawatt-hours of production capacity of U.S. manufacturing of electrodes, cells, and batteries in its facilities located in the Brevard County, Florida area, known as the Space Coast.  This equipment is being housed in over 350,000 square feet of new manufacturing space.

“For the past several years I have told industry that we must stop the deindustrialization and put Americans and Australians back to work in manufacturing” says Mr. Barber.  “Now we are showing the pathway for the rest of corporate America by having OGES play a leading role in the On-Shoring of manufacturing and jobs back to America, and the public can expect to hear much more from OGES about its expansion program and exciting new product range in the coming months.  By putting an affordable, competitive product in the market that is made in the USA, we are giving families and businesses an opportunity to buy American.”

About Oakridge Global Energy Solutions, Inc.

Oakridge Global Energy Solutions Inc., is a publicly traded company, trading symbol: OGES on the OTCQB with a market cap of just over $320,000,000 USD, whose primary business is the development, manufacturing and marketing of energy storage products. Additional information can be accessed on the company's website www.oakg.net.

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Oakridge Global Energy Solutions, Inc.
www.oakg.net
3520 Dixie Highway
Palm Bay, 32905, Florida
USA
Ph: (321) 610-7959

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